Exhibit 99.1

GOLDFIELD ACHIEVES RECORD REVENUE AND EARNINGS IN 2016
Highest Annual Revenue And Earnings In 110-Year Public Company History
Fifth Consecutive Year of Record Revenue
MELBOURNE, Florida, March 15, 2017 - The Goldfield Corporation (NYSE MKT: GV) today announced financial results for the three months and year ended December 31, 2016. The Goldfield Corporation headquartered in Florida, through its subsidiaries, Power Corporation of America, Southeast Power Corporation and C and C Power Line, Inc., is a leading provider of electrical construction services for the utility industry and industrial customers, with operations primarily in the Southeast and mid-Atlantic regions of the United States and Texas.
President and Chief Executive Officer John H. Sottile said, “We are proud of our accomplishments in 2016, as revenue grew 8.2% and earnings per share improved 183% over 2015. In 2016, we also realized our fifth consecutive year of record revenues. We believe that the strategies which helped us achieve these milestones will continue to serve us well. Additionally, over the past five years our revenue has grown nearly 300 percent while earnings improved from $0.03 per share to $0.51 per share. This demonstrates our ability to grow our business, strengthen our operations and deliver results to our stockholders while successfully and safely executing projects and meeting the needs of our customers. We anticipate continuing strength in infrastructure spending, particularly in transmission construction, and believe we are well positioned to secure new projects in our markets.”
Year Ended December 31, 2016
For the year ended December 31, 2016 compared to 2015

•
Revenue increased 8.2% to a record $130.4 million from $120.6 million, attributable to continued growth in fixed-price contracts and other electrical construction work, partially offset by lower master service agreement volume, due to customer project scheduling.

•
Income from continuing operations before taxes increased 155.0% to $20.9 million from $8.2 million, fueled by a 93.2% growth in electrical construction operations income before income taxes (a non-GAAP measure) (1) resulting from higher revenue from several large projects and sharply improved margins.

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•	Net income grew to a record $13.0 million, or $0.51 per share, from $4.5 million, or $0.18 per share.

•	Margins on electrical construction operations operating income (a non-GAAP measure) (1) increased to 19.7% from 11.0% due to improved performance on several projects.

•	EBITDA (a non-GAAP measure) (1) grew to $27.6 million from $14.9 million as a result of the same factors which drove the growth in pre-tax operating income.
Three months ended December 31, 2016
For the three months ended December 31, 2016 compared to 2015

•	Revenue increased 7.6% to $31.8 million from $29.5 million driven by improved electrical construction revenue in both transmission and other electrical construction projects.

•	Income from continuing operations before taxes increased 9.2% to $4.3 million from $3.9 million.

•	Net income grew to $2.6 million, or $0.10 per share, from $2.3 million, or $0.09 per share.

•	Margins on electrical construction operations operating income (a non-GAAP measure) (1) decreased to 16.1% from 17.7% due to more favorable margins on certain projects last year.

•	EBITDA (a non-GAAP measure) (1) improved to $6.1 million from $5.7 million as a result of the same factors which drove the growth in pre-tax operating income.
Backlog
As of December 31, 2016, the Company’s 12-month electrical construction backlog increased to $97.6 million from $84.7 million as of December 31, 2015. Total backlog, which includes total revenue estimated over the remaining life of a master service agreement (MSA) plus estimated revenue from fixed-price contracts, was $190.0 million as of December 31, 2016, compared to $202.9 million as of year-end 2015. This decline resulted from completion of some MSA work, not replaced by new work and the reduction in estimated work under certain MSAs. The size and amount of future projects awarded under MSAs cannot be determined with certainty and revenue from such contracts may vary substantially from current estimates.
Backlog is only estimated at a particular point in time and is not determinative of total revenue in any particular period. It does not reflect future revenue from a significant number of short-term projects undertaken and completed between the estimated dates. The Company’s electrical construction revenue in 2016 exceeded its 12-month backlog as of December 31, 2015 by 48.5%.

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About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast and mid-Atlantic regions of the United States and Texas. For additional information on our 2016 results, please refer to our report on Form 10-K being filed with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.
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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of non-GAAP financial measures to the reported GAAP measures. The non-GAAP measures in this press release and on The Goldfield Corporation’s website are provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. These measures should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss), electrical construction operations income (loss) before taxes and EBITDA may not be comparable to other similarly-titled measures of other companies.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Contact: Kristine Walczak
Phone:    (312) 780-7205
Email:     kwalczak@dresnerco.com

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The Goldfield Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
Electrical construction	$30,385,541	$29,106,590	$125,771,361	$119,616,561
Other	1,368,303	401,508	4,652,102	954,610
Total revenue	31,753,844	29,508,098	130,423,463	120,571,171
Costs and expenses
Electrical construction	23,470,017	22,304,579	93,566,045	99,726,789
Other	944,660	283,365	3,242,887	785,405
Selling, general and administrative	1,306,026	1,195,492	5,913,132	4,747,492
Depreciation and amortization	1,640,086	1,609,873	6,312,164	6,559,241
(Gain) loss on sale of property and equipment	(16,621)	44,148	(17,535)	(22,840)
Total costs and expenses	27,344,168	25,437,457	109,016,693	111,796,087
Total operating income	4,409,676	4,070,641	21,406,770	8,775,084
Other income (expense), net
Interest income	8,096	5,824	33,465	20,727
Interest expense, net of amount capitalized	(133,863)	(158,118)	(591,176)	(667,596)
Other income, net	26,102	28,828	68,465	75,880
Total other expense, net	(99,665)	(123,466)	(489,246)	(570,989)
Income from continuing operations before income taxes	4,310,011	3,947,175	20,917,524	8,204,095
Income tax provision	1,720,401	1,631,602	7,809,768	3,378,205
Income from continuing operations	2,589,610	2,315,573	13,107,756	4,825,890
Loss from discontinued operations, net of income tax benefit of $0, $6,509, $66,077 and $200,759, respectively	—	(32,793)	(108,007)	(332,748)
Net income	$2,589,610	$2,282,780	$12,999,749	$4,493,142
Net income (loss) per share of common stock — basic and diluted
Continuing operations	$0.10	$0.09	$0.52	$0.19
Discontinued operations	—	—	—	(0.01)
Net income	$0.10	$0.09	$0.51	$0.18
Weighted average shares outstanding — basic and diluted	25,451,354	25,451,354	25,451,354	25,451,354

The Goldfield Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$20,599,648	$11,374,238
Accounts receivable and accrued billings, net	19,094,407	17,250,067
Costs and estimated earnings in excess of billings on uncompleted contracts	7,313,099	10,292,199
Income taxes receivable	533,837	—
Residential properties under construction	1,552,131	145,450
Prepaid expenses	1,037,715	1,210,780
Deferred income taxes	—	773,245
Other current assets	1,298,044	1,188,630
Total current assets	51,428,881	42,234,609

Property, buildings and equipment, at cost, net	33,245,947	34,671,947
Deferred charges and other assets	6,627,329	4,257,051
Total assets	$91,302,157	$81,163,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$11,386,119	$10,067,553
Current portion of notes payable, net	6,101,855	5,815,510
Income taxes payable	—	483,763
Accrued remediation costs	102,526	135,786
Other current liabilities	845,057	234,161
Total current liabilities	18,435,557	16,736,773

Deferred income taxes	8,204,324	8,328,492
Accrued remediation costs, less current portion	112,380	107,429
Notes payable, less current portion, net	16,231,373	20,656,402
Other accrued liabilities	67,961	83,698
Total liabilities	43,051,595	45,912,794
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	28,295,689	15,295,940
Common stock in treasury, at cost	(1,308,187)	(1,308,187)
Total stockholders’ equity	48,250,562	35,250,813
Total liabilities and stockholders’ equity	$91,302,157	$81,163,607

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations operating income (loss), is defined as total operating income (loss) adjusted for non-electrical construction activity within total operating income (loss) including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, and gain or loss on sale of property and equipment. Electrical construction operations operating income (loss), a non-GAAP financial measure, does not purport to be an alternative to the Company’s total operating income (loss) as a measure of operations. Because not all companies use identical calculations, this presentation of electrical construction operations operating income (loss) may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations operating income (loss) in evaluating our operating performance because it provides our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations and is useful in comparing our operating results with those of our competitors.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Electrical Construction Operations Operating Income	2016	2015	2016	2015
Total operating income (GAAP as reported)	$4,409,676	$4,070,641	$21,406,770	$8,775,084
Total operating income (GAAP as reported) as a percentage of total revenue of $31,753,844, $29,508,098, $130,423,463 and $120,571,171, respectively	13.9%	13.8%	16.4%	7.3%
Other operations gross margin	(423,643)	(118,143)	(1,409,215)	(169,205)
Non-electrical construction selling, general and administrative	856,744	1,144,854	4,647,321	4,443,178
Non-electrical construction depreciation and amortization	34,280	41,834	132,333	134,771
Non-electrical construction loss on sale of property and equipment	206	113	206	113
Electrical construction operations operating income	$4,877,263	$5,139,299	$24,777,415	$13,183,941
Electrical construction operations operating income as a percentage of electrical construction revenue of $30,385,541, $29,106,590, $125,771,361 and $119,616,561, respectively	16.1%	17.7%	19.7%	11.0%

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Electrical construction operations income (loss) before income taxes, is defined as consolidated income (loss) from continuing operations before income taxes adjusted for non-electrical construction activity within income (loss) from continuing operations before income taxes including: other operations gross margins (loss) and non-electrical construction selling, general and administrative, depreciation and amortization, gain or loss on sale of property and equipment, interest income, interest expense, and other income. Electrical construction operations income (loss) before income taxes, a non-GAAP financial measure, does not purport to be an alternative to the Company’s consolidated income (loss) from continuing operations before income taxes as a measure of income (loss). Because not all companies use identical calculations, this presentation of electrical construction operations income (loss) before income taxes may not be comparable to other similarly-titled measures of other companies. We believe investors may benefit from the presentation of electrical construction operations income (loss) before income taxes in evaluating our performance because it provides our investors with an additional tool to compare our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core results and is useful in comparing our results with those of our competitors.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Electrical Construction Operations Income Before Income Taxes	2016	2015	2016	2015
Total income from continuing operations before income taxes (GAAP as reported)	$4,310,011	$3,947,175	$20,917,524	$8,204,095
Other operations gross margin	(423,643)	(118,143)	(1,409,215)	(169,205)
Non-electrical construction selling, general and administrative	856,744	1,144,854	4,647,321	4,443,178
Non-electrical construction depreciation and amortization	34,280	41,834	132,333	134,771
Non-electrical construction loss on sale of property and equipment	206	113	206	113
Non-electrical construction interest income	(3,065)	(1,501)	(10,791)	(7,672)
Non-electrical construction interest expense	2,349	—	2,349	—
Non-electrical construction other income, net	(25,172)	(28,083)	(62,044)	(72,109)
Electrical construction operations income before income taxes	$4,751,710	$4,986,249	$24,217,683	$12,533,171

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest expense, provision (benefit) for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
EBITDA	2016	2015	2016	2015
Net income (GAAP as reported)	$2,589,610	$2,282,780	$12,999,749	$4,493,142
Interest expense, net of amount capitalized	133,863	158,118	591,176	667,596
Provision for income taxes, net (1)	1,720,401	1,625,093	7,743,691	3,177,446
Depreciation and amortization (2)	1,640,086	1,609,873	6,312,164	6,559,241
EBITDA	$6,083,960	$5,675,864	$27,646,780	$14,897,425
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(1) Provision for income tax, net is equal to the total amount of tax provision, which includes the tax benefit for discontinued operations.
(2) Depreciation and amortization includes depreciation on property, plant and equipment and amortization of finite-lived intangible assets.